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                                                                   EXHIBIT 99.1

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                                                            Media Contact
                                                            Diane Bazelides
                                                            713 345 5209

                                                            Analyst Contact
                                                            Elizabeth Ivers
                                                            713 646 9531


     AZURIX CORP. REPORTS THIRD QUARTER 1999 NET INCOME OF $18.8
     MILLION AND $.16 PER SHARE AND DISCUSSES FINANCIAL OUTLOOK

     COLIN F. SKELLETT ELECTED VICE CHAIRMAN

     FOR IMMEDIATE RELEASE: Thursday, November 4, 1999

           HOUSTON - Azurix Corp. (AZX) today reported consolidated revenues of $170.5 million for the quarter ended September 30, 1999, and consolidated net income of $18.8 million, or $.16 diluted earnings per share. Azurix had no operations prior to the fourth quarter of 1998.

     THIRD QUARTER 1999 RESULTS
     --------------------------
           Earnings before interest, taxes, depreciation and amortization, and minority interest (EBITDA) for the current quarter were $76.2 million. Earnings and revenues for the quarter reflect the continued strength of Wessex Water, a full quarter of operations in Buenos Aires and North America, and reduced general and administrative expenses.
           "Since our public offering we have continued to pursue a strategy which involves three product lines in the water and wastewater business: resource development and management, operational services and residual services," said Rebecca Mark, chairman and CEO of Azurix. "We have made a number of acquisitions in support of this strategy, including our operational services activities in North America and Mexico, the AMX water resource development and management business in Brazil, the Madera water bank project in California and the Lurgi Bamag process engineering business with key operations in Germany, the UK and Brazil.
           "By acquiring capabilities in one or more product lines, we are establishing platforms to pursue both municipal and industrial customers and to develop and expand into other selected products and capabilities. As an example, we have established a strong platform in Mexico through our investment in IASA, a water and wastewater company servicing more than two million people in the Federal District of Mexico City. Through the platform in place at IASA, we were able to expand our operational services

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     business in Mexico with new contracts to design, build, and operate wastewater treatment plants in Leon and Torreon. This gives us a perfect opportunity to expand this business segment in Mexico and pursue other opportunities in the water value chain as well."

     FINANCIAL OUTLOOK
     -----------------
           "The pipeline of private transactions and announced public tenders that we are pursuing remains very strong, even though the timing of certain transactions is unpredictable," Mark said. "We will focus more on privately negotiated opportunities and less on the large public privatizations, which we will only consider if our investment can return significant value to our shareholders. With the uncertain timing of public bids, we are ensuring that our operating and general and administrative expenses are in line with our current investments."
           Azurix anticipates that the fourth quarter 1999 EBITDA from its existing businesses will be in the $72 million to $77 million range and fully diluted recurring earnings per share from existing businesses will be approximately $.09 to $.11. These forecasts reflect the reinvestment of the company's earnings into corporate development expenses required to create new businesses; the fourth quarter estimate also reflects potentially higher interest costs. According to Mark, the company is currently negotiating several transactions which could be completed this year.
           "The completion of both public and private transactions and subsequent earnings will be largely dependent on timing," Mark said. "For the year 2000, we expect our existing assets to continue their strong performance, with these businesses generating EBITDA in the range of $370 million to $400 million and $.60 to $.70 earnings per share, prior to corporate general and administrative expenses. These ranges will be refined upon the finalization of the Wessex rate review later this month. This creates a solid base from which we will reinvest earnings to identify new acquisitions, develop new markets, and build information systems.
           "We are investing in businesses which give us a competitive edge," Mark added. "The market opportunities continue to be very strong and we believe our strategy will set us apart from others in the industry."

     COLIN F. SKELLETT ELECTED VICE CHAIRMAN
     ---------------------------------------
           Azurix also announced that the company's board of directors has elected Colin F. Skellett vice chairman. Skellett, previously executive director of technical and operating, environmental and safety services for Azurix, will be responsible for overall global operations. Skellett will continue to serve as Chairman of Wessex Water.
           Azurix is a global company that owns, operates and manages water and wastewater assets, provides water and wastewater related services, and develops and manages water resources. The company's stock is traded on the NYSE under the ticker symbol, "AZX."
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     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Azurix believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among other things: political developments in foreign countries; the ability to enter new water and wastewater markets in the United States and in other jurisdictions; the timing and extent of deregulation of water and wastewater markets in the United States and in other countries; regulatory developments in the United States and in other countries, including tax legislation and regulations; the timing and extent of efforts by governments to privatize water and wastewater industries; the timing and extent of changes in non-U.S. currencies and interest rates; the extent of success in acquiring water and wastewater assets and developing and managing water resources, including the ability to qualify for and win bids for water and wastewater projects; the timing and success of efforts to develop international water and wastewater infrastructure projects; our ability to access the debt and equity markets during the periods covered by the forward-looking statements, which will depend on general market conditions and our credit ratings for our debt obligations; and other factors identified in Azurix's reports filed with the Securities and Exchange Commission.

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                                  Azurix Corp.
                              Financial Highlights
               (Unaudited: In Millions, Except Per Share Amounts)

                                                                         Quarter Ended      Nine Months Ended
                                                                       September 30, 1999   September 30, 1999
                                                                       ------------------   ------------------
Operating revenues                                                        $   170.5           $   418.7
Earnings before interest, taxes, depreciation and amortization,
   minority interest and extraordinary loss                               $    76.2           $   201.0
Net income before non-recurring charges                                   $    18.8           $    55.1
Non-recurring charges after tax                                           $      -            $    (6.8)
Net income                                                                $    18.8           $    48.3

Earnings per diluted share (before non-recurring charges)                 $    0.16           $    0.51
Earnings per diluted share before goodwill amortization (before
   non-recurring charges)                                                 $    0.21           $    0.67

Earnings per diluted share (after non-recurring charges)                  $    0.16           $    0.45
Earnings per diluted share before goodwill amortization (after
   non-recurring charges)                                                 $    0.21           $    0.61

Average number of common shares outstanding (diluted)                         118.0               107.6



                       Consolidated Statements of Income
                            (Unaudited: In Millions)

                                                                         Quarter Ended      Nine Months Ended
                                                                       September 30, 1999   September 30, 1999
                                                                       ------------------   ------------------
Operating revenues                                                        $   170.5           $   418.7

Operating expenses
   Operations and maintenance                                                  67.1               135.8
   General and administrative                                                  27.6                82.8
   Depreciation and amortization                                               28.5                75.9
                                                                          ---------           ---------
      Total operating expenses                                                123.2               294.5
                                                                          ---------           ---------

Operating income                                                               47.3               124.2
                                                                          ---------           ---------

Other income (expense)
   Equity in earnings of unconsolidated affiliates                             0.4                 0.9
   Interest expense, net                                                      (20.2)              (50.5)
                                                                          ---------           ---------

Income before minority interest, income taxes and
   extraordinary loss                                                          27.5                74.6
                                                                          ---------           ---------

Minority interest                                                              (0.5)               (0.5)
Income tax expense                                                              9.2                20.0
                                                                          ---------           ---------

Income before extraordinary loss                                               18.8                55.1
                                                                          ---------           ---------

Extraordinary loss, net of income tax benefit                                   -                   6.8
                                                                          ---------           ---------

Net income                                                                $    18.8           $    48.3
                                                                          =========           =========